SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                             INFORMATION REQUIRED IN
                                 PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the  registrant  [ ]

Check the  appropriate  box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy  Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            APPLIED FILMS CORPORATION
                (Name of registrant as specified in its charter)


    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)     Proposed maximum aggregate value of transaction:
         (5)     Total fee Paid:
[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
         (2)      Form, schedule, or registration statement no.:
         (3)      Filing party:
         (4)      Date filed:

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT




                         ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 27, 1998





                                   [ L O G O ]





                            APPLIED FILMS CORPORATION
                               LONGMONT, COLORADO

                            APPLIED FILMS CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To Our Shareholders:

     The Annual Meeting of Shareholders of Applied Films Corporation will be held at 9586 I-25 Frontage Road, Longmont, Colorado 80504, on Tuesday, October 27, 1998 at 9:00 A.M., local time, for the following purposes:

     1. To elect five (5) directors, two (2) for terms of one year, one (1) for a term of two years, and two (2) for terms of three years.

     2. To transact such other business as may properly come before the meeting or at any adjournment thereof.

     Shareholders of record at the close of business September 4, 1998, will be entitled to vote at the meeting or any adjournment thereof.

     Whether or not you expect to be present in person at this meeting, you are urged to sign the enclosed Proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a Proxy.


Dated:  September 17, 1998

Longmont, Colorado

John S. Chapin, Secretary

                                                       Dated: September 17, 1998


                            APPLIED FILMS CORPORATION
                             9586 I-25 FRONTAGE ROAD
                            LONGMONT, COLORADO 80504
                               ------------------

                                 PROXY STATEMENT

                     For the Annual Meeting of Shareholders
                           to be held October 27, 1998
                               ------------------

                   SOLICITATION OF PROXIES FOR ANNUAL MEETING

     This Proxy Statement is furnished to the Shareholders of Applied Films Corporation in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at 9586 I-25 Frontage Road, Longmont, Colorado 80504, October 27, 1998, at 9:00 A.M., local time.

     The Annual Meeting is being held for the following purposes:

     1. To elect five (5) directors, two (2) for terms of one year, one (1) for a term of two years, and two (2) for terms of three years.

     2. To transact such other business as may properly come before the meeting or at any adjournment thereof.

     If a proxy in the form distributed by the Company's Board of Directors is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Company's transfer agent.

     A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the secretary of the Company, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On September 4, 1998, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 3,474,465 shares of Common Stock of the Company. Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy.

     The following table sets forth as of September 1, 1998, information concerning persons known to management who may be deemed to be beneficial owners of more than 5% of the Company's common stock.

               Name and Address of                      Amount and Nature of             Percent of
                Beneficial Owner                          Beneficial Owner              Common Stock
Cecil Van Alsburg                                           590,474 (1)                    17.0%
9586 I-25 Frontage Road
Longmont, Colorado 80504

John S. Chapin                                              568,341 (2)                    16.4%
9586 I-25 Frontage Road
Longmont, Colorado 80504

Gentex Corporation                                          369,000 (3)                    10.6%
600 N. Centennial Street
Zeeland, Michigan 49464

Wellington Management Company, LLP                          344,000 (4)                    10.0%
75 State Street
Boston, Massachusetts 02109

Benson Associates LLC                                       254,500 (5)                     7.3%
111 SW 5th, Suite 2130
Portland, Oregon 97204

Heartland Advisors, Inc.                                    250,000 (6)                     7.2%
790 North Milwaukee Street
Milwaukee, Wisconsin 53202

                                      NOTES

(1) Includes (i) 559,418 shares held by Mr. Van Alsburg, (ii) 1,000 shares held by Mr. Van Alsburg's spouse, and (iii) options to purchase 30,056 shares of Common Stock exercisable within 60 days.

(2) Includes (i) 367,571 shares held by Mr. Chapin, (ii) 170,714 shares held by the John Chapin Family Trust, of which Mr. Chapin is the Trustee, and (iii) options to purchase 30,056 shares of Common Stock exercisable within 60 days.

(3) In a Schedule 13G, dated August 21, 1998, and delivered to the Company, Gentex Corporation ("Gentex") disclosed that it had acquired beneficial ownership of 369,000 shares of Common Stock. Gentex has sole power to dispose of and vote all of such shares.

(4) In a Schedule 13G, dated January 12, 1998, and delivered to the Company, Wellington Management Company, LLP ("Wellington Management") disclosed on behalf of its investment advisory clients that they acquired beneficial ownership of 285,000 shares of Common Stock. Wellington Management has shared power to dispose of and vote all such shares. One Wellington Management client, Wellington Trust Company, NA, has the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, 5% or more of the Company's Common Stock. Additional information provided to the Company indicates that Wellington Management has acquired beneficial ownership of an additional 59,000 shares of Common Stock, for a total beneficial ownership of 344,000 shares of Common Stock.

(5) In a Schedule 13G, dated February 13, 1998, and delivered to the Company, Benson Associates LLC ("Benson") disclosed on behalf of its investment advisory clients that it had acquired beneficial ownership of 212,500 shares of Common Stock. Benson has sole power to dispose of and vote all such shares. Additional information provided to the Company indicates that Benson has acquired beneficial ownership of an additional 42,000 shares of Common Stock, for a total beneficial ownership of 254,500 shares of Common Stock.

(6) In a Schedule 13G, dated January 23, 1998, and delivered to the Company, Heartland Advisors, Inc. ("Heartland") disclosed on behalf of its investment advisory clients that it had acquired beneficial ownership of 190,000 shares of Common Stock. Heartland has sole power to dispose of and vote all such shares. Additional information provided to the Company indicates that Heartland has acquired beneficial ownership of an additional 60,000 shares of Common Stock, for a total beneficial ownership of 250,000 shares of Common Stock.

                       NOMINEES FOR ELECTION AS DIRECTORS

     The Company's Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. The Articles of Incorporation provide that the Board shall consist of not less than five nor more than nine members. The Board is currently composed of seven (7) members. Five (5) persons have been nominated for election to the Board to serve the terms indicated below. The Board of Directors has nominated the following persons to election to the Company's Board of Directors:

                                                    Annual Shareholder
                                                  Meeting at Which Term
             Person                                   Will Expire
             Richard P. Beck                            1999
             Jeffrey K. Fergason                        1999
             Thomas T. Edman                            2000
             Cecil Van Alsburg                          2001
             John S. Chapin                             2001

     Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder's proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominees as directors for the terms indicated above. Each of the nominees are presently serving as directors. The following pages of this Proxy Statement contain more information about the nominees and other directors of the Company.

     A plurality of the votes cast at the Annual Meeting is required to elect the nominees as directors of the Company. As such, the five individuals who receive this number of votes cast by the holders of the Company's common stock will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Company.

     If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects. The Board of Directors recommends a vote FOR the election of each of the persons nominated by the Board.

     The content of the following table is based upon information as of September 1, 1998, furnished to the Company by the nominees and other directors.

                                                                Year First                                     Percent of
                                                                Became a         Amount and Nature of          Common
                        Name                          Age       Director         Beneficial Ownership          Stock
Nominees for Election as Directors for Terms
Expiring in 1999
Richard P. Beck                                       65        1998                 1,000                         *
Jeffrey K. Fergason (a)(b)                            39        1997                30,000                         *
Nominee for Election as Director for Term
Expiring in 2000
Thomas T. Edman                                       36        1998                23,973 (1)                     *
Nominees for Election as Directors for Terms
Expiring in 2001
John S. Chapin                                        57        1976               568,341 (2)                  16.4%
Cecil Van Alsburg                                     61        1976               590,474 (3)                  17.0%
Director Whose Term Expires in 1999
Chad D. Quist (a)(b)                                  36        1997                    --                         *
Director Whose Term Expires in 2000
James A. Knister (a)(b)                               60        1992                 2,000                         *

*Denotes ownership of less than one percent.
(a)      Member Audit Committee
(b)      Member Compensation Committee

                                      NOTES

(1) Includes (i) 6,700 shares held by Mr. Edman and (ii) options to purchase 17,273 shares of Common Stock exercisable within 60 days.

(2) Includes (i) 367,571 shares held by Mr. Chapin, (ii) 170,714 shares held by the John Chapin Family Trust, of which Mr. Chapin is the Trustee, and (iii) options to purchase 30,056 shares of Common Stock exercisable within 60 days.

(3) Includes (i) 559,418 shares held by Mr. Van Alsburg, (ii) 1,000 shares held by Mr. Van Alsburg's spouse, and (iii) options to purchase 30,056 shares of Common Stock exercisable within 60 days.

     Richard P. Beck has been a director of the Company since May 1998. Since 1992, Mr. Beck has served as Chief Financial Officer of Advanced Energy Industries, Inc., a manufacturer of power conversion and control systems. Since 1995, Mr. Beck has also served as a director of Advanced Energy Industries, Inc. From 1987 to 1992, Mr. Beck served as Executive Vice President and Chief Financial Officer of Cimage Corporation, a computer software company. Mr. Beck obtained a bachelor's of science degree in accounting and a masters degree in business administration in finance from Babson College.

     Jeffrey K. Fergason has been a director of the Company since 1997. Mr. Fergason has served as President of i-o Display Systems LLC, an electronics company since August 1997. Mr. Fergason also has served as President of Ilixco, Inc., a company which integrates liquid crystal displays, electronics and advanced optical systems, since October 1996. From 1990 to 1996, Mr. Fergason served as President of OSD Envizion, Inc., an electronic welding safety products company. Mr. Fergason obtained a bachelors of business administration degree from Kent State University and a masters degree in business administration from Pace University.

     Thomas T. Edman has been employed by the Company since June 1996 and has served as its President and Chief Executive Officer since May 1998. From June 1996 until May 1998, Mr. Edman served as Chief Operating Officer and Executive Vice President. Mr. Edman has also served as a director of Applied Films Corporation from July 1998 to the present. From 1993 until joining the Company, he served as General Manager of the High Performance Materials Division of Marubeni Specialty Chemicals, Inc., a subsidiary of a major Japanese trading corporation. Mr. Edman obtained a bachelors of arts in East Asian studies (Japan) from Yale and, in June 1993, a masters degree in business in multinational management and marketing from The Wharton School at the University of Pennsylvania.

     Cecil Van Alsburg co-founded Applied Films Lab, Inc. in 1976 and served as President and Chief Executive Officer from 1976 to May 1998. Mr. Van Alsburg has also served as a director of Applied Films Corporation since its inception and has been Chairman of the Board since January 1998. Prior to 1976, Mr. Van Alsburg was employed in various capacities by Donnelly Corporation for which he had worked since 1957. Mr. Van Alsburg majored in civil engineering and architecture at the University of Michigan.

     John S. Chapin co-founded Applied Films Lab, Inc. in 1976 and has continuously served as Vice President - Research and a director of Applied Films Corporation since its inception. Mr. Chapin is the inventor of the planar magnetron and co-inventor of a reactive sputtering process control. Mr. Chapin obtained a bachelors of science degree in geophysics from the Colorado School of Mines and a masters degree in electrical engineering from the University of Colorado.

     Chad D. Quist has been a director of the Company since April 1997. Mr. Quist is the President of Information Products, Inc., a wholly-owned subsidiary of Donnelly Corporation, and has been employed by Donnelly since 1995. Information Products, Inc. is a leading supplier of glass components for the touch screen industry. From 1989 to 1995, Mr. Quist served as Vice President of Fisher-Rosemont, Inc., an industrial instrumentation company. Mr. Quist obtained a bachelors degree in engineering from Stanford University and a masters degree in business administration from the Kellogg Graduate School of Business at Northwestern.

     James A. Knister has been a director of the Company since 1992 and served as the Company's non-employee Chairman from 1996 until January 1998. Mr. Knister has been the Group Managing Director of Ventures at Donnelly Corporation since January 1997. From 1967 until December 1996, Mr. Knister served in various capacities at Donnelly Corporation including, from 1981 to 1994, as Senior Vice President and Chief Financial Officer and, from 1994 until December 1996, as a Senior Vice President. Mr. Knister also serves on the Board of Directors of X-Rite, Incorporated. Mr. Knister obtained a bachelors of science degree in industrial engineering and a masters degree in business administra tion from the University of Michigan.

     The Board of Directors, which had six meetings in the last fiscal year, has two standing committees: the Audit Committee and the Compensation Committee. The responsibilities of the Audit Committee, which met once during the last fiscal year, include making recommendations on the choice of independent public accountants, approving the scope of the audit and the audit fee, reviewing financial statements and meeting with such accountants, internal auditors and management. The Compensation Committee's responsibilities include making recommendations to the Board with respect to executive compensation, including salaries and bonuses, and administering the Company's stock option plans and Employee Stock Purchase Plan. The Compensation Committee met once during the last fiscal year. The Company has no nominating committee. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend.

                            COMPENSATION OF DIRECTORS

     Directors who are not officers or employees of, or consultants to the Company, are paid an annual fee of $10,000 and $800 per Board meeting or Committee meeting attended. Such directors are reimbursed for their expenses for each meeting attended. Directors who are employees of the Company are not compensated for their service on the Board.

                       COMPENSATION OF EXECUTIVE OFFICERS

Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Committee"), comprised in fiscal 1998 of Jeffrey K. Fergason, James A. Knister and Chad D. Quist, is responsible for the establishment of the level and manner of compensation of the Company's executive officers ("Executive Officers"). The Committee adheres to the compensation policies and practices of the Company utilized in establishing the compensation of all employees. This is reflective of the Company's long-time commitment to the participative management process and the resulting emphasis on the collective efforts and achievements of all employees of the Company.

     Compensation Philosophy. The Company's and the Committee's approach to compensation is to further the Company's goal of empowering its employees, working individually and as a team, to achieve personal and collective goals. The Company's compensation policies are intended to reward the achievement of annual and long-term goals, both personal and corporate, as well as to encourage future excellent performance. Annual compensation, to date, has not been tied to Company performance.

     Compensation Policies and Programs. For fiscal year 1998, the Company's compensation programs consisted of cash compensation and stock options. Each year the Company utilizes external wage surveys to determine the total compensation levels of employees performing roles with organizations of similar size and like function. These pay ranges are then used to establish a base compensation. CEO compensation is arrived at using the same methodology as for other senior employees.

     The Company believes stock options and stock ownership contribute to the aligning of employee's interests with those of shareholders. The Company's Stock Option Plan encourages stock ownership by employees by authorizing the grant of stock options to certain employees of the Company. In determining the size of individual option grants, the Committee evaluates each employee's job responsibilities, competitive market practices, as well as the anticipated potential that individual has in contributing to the success of the Company. No stock options were awarded in fiscal 1998 to the Named Executives. See "Compensation of Executive Officers -- Executive Compensation." The Company also encourages stock ownership through participation in the Company's Employees' Stock Purchase Plan. This plan, available to most employees of the Company, permits employees to purchase shares of the Company's common stock at a discount (up to 15%) from the market price of such shares.

     The Committee will review the limitations on the deductibility for certain compensation paid to Executive Officers whose annual compensation exceeds $1,000,000 as imposed by ss. 162(m) of the Internal Revenue Code. To date, no officer has exceeded that level.

                             Compensation Committee
                          of the Board of Directors of
                            Applied Films Corporation

                               Jeffrey K. Fergason
                                James A. Knister
                                  Chad D. Quist

Executive Compensation

     The following table sets forth the annual and long-term compensation paid by the Company to its Chief Executive Officer and each of the Company's four most highly compensated executive officers (collectively referred to as the "Named Executives") for services rendered to the Company during fiscal 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                               Long Term
                                                        Annual Compensation                   Compensation
                                                                              Other
                                                                             Annual            Securities          All Other
                                               Fiscal                        Compen-           Underlying          Compen-
Name and Principal Position                     Year           Salary        sation ($)          Options(#)        sation(1)
---------------------------                     ----           ------        ----------          ----------        ---------
Cecil Van Alsburg........................       1998           $189,427          --                    --          $3,867
     Chairman of the Board                      1997           $174,658          --                    --               -
                                                1996           $166,310          --                    --               -
Thomas T. Edman..........................       1998           $141,114          --                    --          $2,955
     President, Chief Executive                 1997           $120,197          --                34,545               -
     Officer                                    1996(2)        $  9,242          --                    --               -
C. Richard Condon........................       1998           $116,292          --                    --          $2,247
     Vice President - Engineering               1997           $109,157          --                    --               -
                                                1996           $108,050          --                    --               -
Mark Auble(3)............................       1998           $126,843          --                    --          $2,360
     Vice President - Operations -              1997           $114,635          --                    --               -
     Thin Film Coatings                         1996           $113,075          --                    --               -
Graeme Hennessey.........................       1998           $137,297          --                    --          $2,829
     Vice President - Sales and                 1997           $126,384          --                    --               -
     Marketing                                  1996           $125,589          --                    --               -

(1)   Represents  Company  matches under the Company's  salary savings plan. See
      "Compensation   of  Executive   Officers  --  Executive   Compensation  --
      Benefits."
(2)   Mr. Edman joined the Company in June 1996.
(3)   Mr. Auble resigned from the Company effective September 4, 1998.

     Option Grants in Last Fiscal Year. No grants of stock options were made to the Named Executives pursuant to the Company's stock option plans (the "Option Plans") during the 1998 fiscal year. Under the Option Plans, key employees and certain non-employee directors may be granted options to purchase the Company's Common Stock. An aggregate of 449,000 shares of Common Stock were reserved for issuance pursuant to the Option Plans.

     Fiscal Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of the Company's Common Stock granted under the Option Plans to the Named Executives and held by them at June 27, 1998. None of the Named Executives exercised any stock options during fiscal 1998.

                                                 Number of Shares Subject to               Value of Unexercised
                                                  Unexercised Options Held                In-the-Money Options at
                                                      at June 27, 1998                       June 27, 1998(1)
                                                     ------------------                     -----------------
                   Name                       Exercisable        Unexercisable       Exercisable        Unexercisable
------------------------------------------  ----------------  -------------------  ----------------  -------------------
Cecil Van Alsburg.........................      30,056                4,489           $78,909               $9,392
Thomas T. Edman...........................      17,273               17,273            $2,073               $2,073
C. Richard Condon.........................      30,056                4,489           $78,909               $9,382
Mark Auble................................      28,397                6,148           $69,006              $12,849
Graeme Hennessey..........................      31,715                2,830           $81,813               $5,914
------------------------------------------  ----------------  -------------------  ----------------  -------------------

(1) The value of unexercised options reflects the increase in market value of the Company's Common Stock from the date of grant through June 27, 1998 (when the closing price of the Company's Common Stock was $5.38 per share). Value actually realized upon exercise by the Named Executives will depend on the value of the Company's Common Stock at the time of exercise.

     Benefits. The Company provides group health and life insurance benefits and supplemental unemployment benefits to its regular employees, including executive officers. The Company also maintains a salary savings plan in which all regular employees of the Company are eligible to participate. The Company matches 100% of the first 2% of an employee's contribution and 25% of a subsequent 4% of an employee's contribution.

     Security Ownership of Management. The following table shows, as of June 27, 1998, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this proxy statement and by all Directors and Executive Officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

                                                                       Amount and Nature of           Percent of
Name                                                                   Beneficial Ownership          Common Stock
------------------------------------------------------------------  ---------------------------  ---------------------
Cecil Van Alsburg.................................................          590,474 (1)                    17.0%
Thomas T. Edman...................................................           23,973 (2)                       *
C. Richard Condon.................................................          161,240 (3)                       *
Mark Auble........................................................           28,397 (4)                       *
Graeme Hennessey..................................................           31,715 (5)                       *
All Executive Officers and Directors as a Group (12 persons)              1,463,075                        42.1%
------------------------------------------------------------------  ---------------------------  ---------------------

*    Denotes ownership of less than one percent.

(1) Includes (i) 559,418 shares held by Mr. Van Alsburg, (ii) 1,000 shares held by Mr. Van Alsburg's spouse, and (iii) options to purchase 30,056 shares of Common Stock exercisable within 60 days.

(2) Includes (i) 6,700 shares held by Mr. Edman and (ii) options to purchase 17,273 shares of Common Stock exercisable within 60 days.

(3) Includes (i) 131,184 shares held by Mr. Condon and (ii) options to purchase 30,056 shares of Common Stock exercisable within 60 days.

(4) Comprised of options to purchase 28,397 shares of Common Stock exercisable within 60 days.

(5) Comprised of options to purchase 31,715 shares of Common Stock exercisable within 60 days.

     Section 16(a) Beneficial Ownership Reporting Compliance. The Company notes that two officers, inadvertently, had untimely reports filed on their behalf on transactions in Applied Films Corporation Common Stock during, or with respect to, 1998 as follows: Thomas Edman regarding one transaction and Thomas D. Schmidt regarding one transaction. Both transactions were reported in the next month following the month in which they should have been reported.


                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the NASDAQ Stock Market (U.S.) and the cumulative total return of an industry peer group (the "Peer Group") for the period commencing November 21, 1997, the effective date of the Company's initial public offering, and ending June 27, 1998. The Peer Group consists of Southwall Technologies, Inc., Intevac, Inc., and Three-Five Systems, Inc. The graph assumes the investment of $100 on November 21, 1997 in the Company's Common Stock, the NASDAQ Stock Market (U.S.) and the Peer Group Index with dividends reinvested.

                                                                   Cumulative Total Return
                         -----------------------------------------------------------------------------------------------------------
                                 11/21/97    11/97      12/97       1/98        2/98        3/98        4/98        5/98      6/98
APPLIED FILMS
CORPORATION                      100.00      97.06      100.00      113.24      110.29      108.82       85.29       88.24     63.24

PEER GROUP                       100.00      98.73       88.00       91.36       97.48       86.87       94.36       85.07     84.02

NASDAQ STOCK
MARKET (U.S.)                    100.00      98.93       97.35      100.40      109.83      113.88      115.81      109.46    117.16

                              CERTAIN TRANSACTIONS

     During fiscal 1993, the Company acquired a 25% general partner interest in a partnership (the "Partnership") from an unrelated party; the remaining 75% general partner interest in the Partnership was owned equally by Messrs. Van Alsburg, Condon and Chapin. The Partnership owned and leased certain Boulder, Colorado office and manufacturing facilities (the "Boulder Facility") to the Company under a non-cancelable lease which was to expire on April 30, 2000 (the "Lease"). In June 1998, the Partnership sold the Boulder Facility to an unrelated party. The Company and the Partnership terminated the Lease and the Company entered into a new lease with the unrelated party. Under the Lease, the Company paid the Partnership monthly rent and paid property taxes and insurance costs. The Company paid rent of approximately $241,000 under the Lease during each of fiscal years 1996 and 1997, and $248,000 in fiscal 1998. The Company believes that the occupancy costs paid to the Partnership by the Company under the Lease were no higher than those which would have been charged by an unrelated third party under similar circumstances.

     In connection with its purchase of the Boulder Facility, the partnership borrowed $1,320,000 pursuant to the terms of a partnership borrowing agreement (the "Partnership Borrowing Agreement"). The Partnership Borrowing Agreement, as amended, was paid in full in June 1998 upon the sale of the Boulder Facility.

     In fiscal 1995, the Partnership acquired 14,993 shares of the Company's Common Stock. Accordingly, the Company reduced its investment for its 25% share of the Partnership's investment in the Company. In connection with the sale of the Boulder Facility, the Partnership was dissolved and liquidated. As a result, the Company received 25% of the shares of Common Stock owned by the Partnership. As of June 30, 1998, these shares constitute authorized but unissued shares of the Company.

     The Company accrued charges of $250,000 and $103,000 for fiscal years 1997 and 1998, respectively, which were ultimately paid to Donnelly Corporation, a significant shareholder of the Company prior to the Company's public offering, to guarantee $5.0 million of the Company's line of credit. Following completion of the Company's initial public offering, the Donnelly guaranty was released and the borrowing terms of the Company's line of credit were renegotiated.


                  RELATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The combined consolidated financial statements of the Company have been examined by Arthur Andersen LLP, independent certified public accountants. A representative of Arthur Andersen LLP is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. It is anticipated that the Company's Audit Committee will select the Company's auditors before the end of this calendar year.


                   SHAREHOLDER PROPOSALS--1999 ANNUAL MEETING

     Any proposal of a shareholder intended to be presented for action at the 1999 annual meeting of the Company must be received by the Company at 9586 I-25 Frontage Road, Longmont, Colorado 80504, not later than May 20, 1999, if the shareholder wishes the proposal to be included in the Company's proxy materials for that meeting.


                       AVAILABILITY OF 10-K ANNUAL REPORT

     An annual report on Form 10-K to the Securities and Exchange Commission for the year ended June 27, 1998 containing certified financial statements has been mailed to the shareholders with these materials and also will be provided free to shareholders upon written request. Write Applied Films Corporation,
Attention: Thomas D. Schmidt, 9586 I-25 Frontage Road, Longmont, Colorado 80504.

                                  MISCELLANEOUS

     The management is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying forms of proxy to vote thereon in accordance with their best judgment.

     The cost of soliciting proxies in the accompanying forms will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Company.

     The above Notice and Proxy Statement are sent by order of the Board of Directors.

September 17, 1998.                                  /s/ Cecil Van Alsburg

                                                     Cecil Van Alsburg
                                                     CHAIRMAN OF THE BOARD

--------------------------------------------------------------------------------
     An annual report to shareholders for the year ended June 27, 1998 containing certified financial statements is being mailed to the shareholders with these materials.
--------------------------------------------------------------------------------



::ODMA\PCDOCS\GRR\185761\6

                                      PROXY
                            APPLIED FILMS CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) Cecil Van Alsburg and Thomas T. Edman as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Applied Films Corporation held of record by the undersigned on September 4, 1998, at the Annual Meeting of Shareholders to be held on October 27, 1998, or at adjournment thereof.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE LISTED NOMINEES.



1. Election of Directors for terms expiring in 1999:

         Nominees:
         Richard P. Beck
         Jeffrey K. Fergason

         FOR      WITHHELD
         [     ]        [     ]

         For, except votes withheld from the following nominee:

2. Election of Director for a term expiring in 2000:

         Nominee:
         Thomas T. Edman


         FOR      WITHHELD
         [     ]        [     ]

3. Election of Directors for terms expiring in 2001:

         Nominees:
         Cecil Van Alsburg
         John S. Chapin

         FOR      AGAINST
         [     ]       [     ]

         For, except votes withheld from the following nominee:

4. In their discretion, the Proxies are authorized to act upon such other business as may properly come before the meeting

         I plan to attend the meeting.

         YES               NO
         [     ]           [     ]

SIGNATURE(S)                                           Date:

NOTE: Please sign your name as it appears hereon. When shares are held jointly, each holder should sign. When signing for an estate, trust or corporation, the title and capacity should be stated. Persons signing as attorneys-in-fact should submit powers of attorney.